Exhibit 99.16(a)

ABERDEEN FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of ABERDEEN FUNDS (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints William Baltrus, Vincent Esposito, Joseph Malone, Jennifer Nichols, and Lucia Sitar, and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Aberdeen Funds as it relates to the Aberdeen Funds reorganization with the Nationwide Mutual Funds and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his, her or its name and seal as of this 12th day of  December 2007.

/s/ P. Gerald Malone	/s/ Warren C. Smith
P. Gerald Malone, Trustee	Warren C. Smith, Trustee

/s/ Richard H. McCoy	/s/ Jack Solan
Richard H. McCoy, Trustee	Jack Solan, Trustee

/s/ Peter D. Sacks	/s/ Martin Gilbert
Peter D. Sacks, Trustee	Martin Gilbert, Trustee

/s/ John T. Sheehy	/s/ Gary W. Bartlet
John T. Sheehy, Trustee	Gary W. Bartlett, Trustee

ABERDEEN FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees and/or officers of ABERDEEN FUNDS (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints William Baltrus, Vincent Esposito, Joseph Malone, Jennifer Nichols, Lucia Sitar, and Shahreza Yusof and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Aberdeen Funds as it relates to the Aberdeen Funds reorganization with the Nationwide Mutual Funds and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his, her or its name and seal as of this 12th day of  December 2007.

/s/ William Baltrus
William Baltrus, Vice President

/s/ Vincent Esposito
Vincent Esposito, President

/s/ Joseph Malone
Joseph Malone, Treasurer

/s/ Jennifer Nichols
Jennifer Nichols, Vice President

/s/ Lucia Sitar
Lucia Sitar, Secretary

/s/ Shahreza Yusof
Shahreza Yusof, Vice President